MedPro™

TURNING PREFILLED UPSIDE DOWN

In this article, Garyen Denning, Executive Vice-President of MedPro Safety Products, outlines how prefilled drug delivery is addressing longstanding challenges, but not needlestick safety. He explains the importance of offering passive, automatic needlestick protection and describes how the company's technology provides for a cost-effective drug delivery solution using an innovative prefilled device.

Prefilled drug delivery is an elegant solution to three big problems impacting pharmaceutical companies, patients, pharmacists and healthcare workers:
- Giving the wrong dose
- Medication errors
- Contamination

An estimated 2.7 billion prefilled syringes are used annually.[1] But as elegant and popular as prefilled solutions are, it gets ugly where accidental needlesticks are concerned.

We surveyed 262 healthcare professionals at the 2011 Association for Professionals in Infection Control and Epidemiology (APIC) conference in Baltimore, MD, US. It showed that:
- 68% do not believe that syringe needlestick injuries have been eliminated at their institutions, despite the existence of FDA, Centers for Disease Control & Prevention (CDC), and Occupational Safety and Health Administration (OSHA) requirements being in force in the US for more than a decade
- 43% do not believe existing safety features designed to prevent needlesticks are always activated after use and prior to disposal at their institutions, and less than 40% check for activation
- 43% are not happy with or are ambivalent about the current syringes used at their institutions.

Currently, the injectable drug market has many prefilled syringes. But we are aware of none that offer a fully automatic safety mechanism.

TURNING PREFILLED UPSIDE DOWN

To overcome this, we believe that the most practical solution does not always require new parts, just a new way of putting them together. This is the idea behind MedPro Safety Products' newest drug delivery platform.

By inverting the typical prefilled syringe and plunger rod format, the MedPro system allows for a standard cartridge as the primary container and integrates it with passive safety that remains outside of the fluid pathway. These two existing technologies, the prefilled cartridge and the MedPro fully automatic safety



Figure 1: MedPro Passive Safety Injection System.



Mr Garyen Denning
Executive Vice-President
T: +1 859 225 5375
F: +1 859 225 5347
E: gdenning@medprosafety.com

MedPro Safety Products, Inc
145 Rose Street
Lexington, KY 40507
United States

www.medprosafety.com



Figure 2: True Passive, Automatic Needlestick Protection.

shield, have been combined in a simple and elegant manner (see Figure 1).

The cartridge is inserted into the injection device. When the cartridge is pressed, just like a normal plunger rod, the medicine is delivered and a fully automatic needlestick protection activates. It does not require end-of-stroke activation like devices currently available on the market.

The passive activation of the safety shield also cannot be circumvented. If the patient unexpectedly moves away, the nurse has the comfort of knowing they both are automatically protected from a contaminated needle.

MedPro is currently working with pharmaceutical companies to utilise MedPro's prefilled cartridge for their injectables, and will work with those companies on the regulatory approvals that will be required.

UNDERSTAND THE USER

An integral part of MedPro's product design process is the strong voice of the customer. User focus groups and one-on-one interviews allow us to better understand customers' injection practices. What we've discovered is that current safety solutions do not guarantee safety activation. Current products activate at the end of the injection, and often require additional force to retract a needle. It's not uncommon to find they have not been activated after the injection is complete.

This is backed up by other evidence. A 2010 survey of US clinicians found a significant percentage of respondents admitting to injection practices deemed to be unsafe.[2] There are 385,000 needlestick injuries per year among US hospital workers despite laws requiring safety mechanisms on needles.[3] An audit of sharps containers at three Canadian hospitals found that the safety features on 13% of the syringes (a brand featuring "automated retraction") had not been activated.[4]

This is a key point of differentiation for MedPro technology, and follows on our design of a successful line of phlebotomy products. We focus on automatic, in-use deployment of passive safety (see Figure 2).

The cartridge, especially when packed in a "drug cube" of multiple cartridges, has a footprint advantage over normal prefilled syringes, which are commonly packaged in a blister pack with an attached plunger rod. This is especially true for temperature-sensitive drugs, where refrigeration and cold-chain space is at a premium.

During nurse evaluations and voice-of-the-customer studies, the MedPro cartridge-based system was heavily preferred by public health nurses where transport of temperature-sensitive drugs and vaccines in a mobile format is common. Having drugs supplied in a drug cube can reduce the footprint by 58% and allow transport of fewer cold-chain materials for the same dosage benefits.

PLATFORM SOLUTION INCLUDES IV DELIVERY

Originally designed for needlestick protection, the MedPro system also has applications for intravenous (IV) line access and drug administration. MedPro has designed the IV shuttle, an innovative IV delivery device that maintains a standard drug cartridge as the primary container. This device has movable core technology, giving pharmaceutical companies the option of staging the cartridge and device together until time of use.

"AT A TIME WHEN PHARMACEUTICAL COMPANIES ARE EVALUATING HIGHER PRICED COPOLYMERS TO SOLVE THE LUER COMPATIBILITY ISSUE, THE MEDPRO SYSTEM OFFERS A SOLUTION THAT IS COST EFFECTIVE AND AS STABLE AS A PRIMARY CONTAINER"

When asked about current solutions on the market and types of drug containers, 88% of the 500 pharmacists that were asked at last December's 46th American Society of Health System Pharmacists (ASHP) Midyear Clinical Meeting (New Orleans, LA, US), preferred for more drugs to be made available in a prefilled cartridge format.

It's not surprising that more than two billion prefilled cartridges are used per year, a number that will continue to grow.

In focus groups, nurses strongly preferred the IV Shuttle device (see Figure 3) and its cartridge over current methods, based on the ease of use, the plastic Luer tip, and the tactile feedback that the product gives. By using the drug cartridge, MedPro is able to offer pharmaceutical companies a packaging solution that has a plastic Luer tip, is compatible with all needle-free valves, and avoids the problems commonly associated with glass Luer prefilled syringes. It allows pharmaceutical companies to continue using their material of choice for the primary container. At a time when pharmaceutical companies are evaluating higher priced copolymers to solve the luer compatibility issue, the MedPro system offers a solution that is cost effective and as stable as a primary container.

PHARMACEUTICAL RISK AND COST ADVANTAGE

Just as patients and users are integral to the product development process, pharmaceutical



Figure 3: MedPro IV Shuttle Delivery System.



STERILE

"WE FOCUS ON AUTOMATIC, IN-USE DEPLOYMENT OF PASSIVE SAFETY"

Figure 4: MedPro Cartridge in a Ready-to-Fill Nested Tub Format.

companies play a key role in product packaging and differentiation of the drug based on the delivery device associated with it.

MedPro has developed unique and cost-effective solutions for pharma companies, taking into consideration key factors in its decision making process:

- Primary container change risks
- Filling methods and infrastructure currently available
- Drug contact material considerations – by using a cartridge, the primary container does not provide risks associated with other staked-needle solutions such as tungsten and adhesive contact
- Economic value – how a packaging change can help grow or protect market share of a drug and the associated costs with that change, from validation, fill-finish operations, and capital investment

CARTRIDGE FILLING

Designed from a standard drug cartridge, MedPro technology works with commonly used cartridges available today. For pharmaceutical companies filling cartridges for auto-injectors, or niche applications, the MedPro technology allows them to increase their product offering by using current infrastructure and filling equipment. This cartridge gives the highest level of needlestick protection and cost-effective IV delivery as well.

READY-TO-FILL NESTED TUB

With the growth of prefilled syringes in Europe and more recently in the US, the capacity for prefilled syringe filling worldwide has increased at a greater rate than demand. There are many instances of excess capacity.

Addressing the needs of certain pharmaceutical customers, MedPro has designed the first ready-to-fill cartridge in a standard tub/nest format (Figure 4). The design can be filled on normal prefilled syringe lines. Unlike other products on the market that require significant capital investment after the aseptic filling operation, MedPro's ready-to-fill cartridge requires a simple machine for cap placement over the glass flange, low capital and short development time.

MATERIAL CONSIDERATIONS

Understanding the need for flexibility in material selection for pharmaceutical companies, MedPro has developed strong partnerships within the supply chain and can offer a range of material offerings for both the cartridge and ready-to-fill products (Figure 5).

THE MOST PRACTICAL SOLUTIONS

Prefilled can continue to be an elegant solution for pharmaceutical companies' drug delivery problems while addressing the threat of accidental needlesticks. Through strong customer input, inverting the typical prefilled syringe and plunger rod format, and finding additional ways to make our solutions work better, we've found again that the most practical solution does not always require new parts, just a new way of putting them together.



STERILE
STERILE

Figure 5: MedPro Cartridge Filled on a Conventional PFS Line (top), and Filled on a Conventional Cartridge Filling Line (bottom).

REFERENCES:

1. *Greystone Associates. Prefilled Syringes. 2009.*
2. *Pugliese G, Gosnell C, Bartley J, Robinson S. "Injection practices among clinicians in US healthcare settings." Am J Infect Control, 2010, 38(10), pp 789-798.*
3. *CDC, 2004; Panlilio A, et al. "Estimate of the annual number of percutaneous injuries among hospital-based healthcare workers in the United States, 1997-1998." Infect Control Hosp Epidemiol, 2004, 25(7), pp 556-562.*
4. *Stringer B, Haines T. "Ongoing use of conventional devices and safety device activation rates in hospitals in Ontario, Canada" J Occupational Environmental Hygiene, 2011, 8(3), pp 154-160.*

Turning Prefilled Upside Down

The most practical solution doesn't always require new parts, just a new way of putting it together...



- Standard Container
- True Passive Safety
- Cost Effective

MedPro

www.medprosafety.com

*Not available for sale within the United States.
This device has not yet been approved or cleared by the U.S. Food and Drug Administration.